EXHIBIT 99.1
NATIONAL HEALTH INVESTORS, INC.
INDEX TO FINANCIAL STATEMENT SCHEDULES

Financial Statement Schedules

Report of Independent Registered Public Accounting Firm

Schedule II - Valuation and Qualifying Accounts

Schedule III - Real Estate and Accumulated Depreciation

Schedule IV - Mortgage Loans on Real Estate

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
National Health Investors, Inc.
Murfreesboro, Tennessee

The audits referred to in our report dated February 14, 2014 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, also included the audits of the financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ BDO USA, LLP

Nashville, Tennessee
February 14, 2014

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2013, 2012, AND 2011
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
	of Period	and Expenses[1]	Deductions	End of Period

For the year ended December 31, 2013
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2012
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2011
Loan loss allowance	$—	$—	$—	$—

1 In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down. For 2013, net losses were $1,976,000, consisting of a $4,037,000 note impairment and a $2,061,000 recovery and there was no provision for losses during the year. For 2012, net recoveries were $2,195,000, consisting of a $4,495,000 recovery and a $2,300,000 note impairment and there was no provision for losses during the year. For 2011, net recoveries were $99,000 and there was no provision for losses during the year.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2013
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Skilled Nursing Facilities
Anniston, AL	$—	$70	$4,476	$—	$70	$4,476	$4,546	$3,132	10/17/1991
Moulton, AL	—	25	688	—	25	688	713	688	10/17/1991
Avondale, AZ	—	453	6,678	—	453	6,678	7,131	3,073	8/13/1996
Brooksville, FL	—	1,217	16,166	—	1,217	16,166	17,383	1,583	2/1/2010
Crystal River, FL	—	912	12,117	—	912	12,117	13,029	1,186	2/1/2010
Dade City, FL	—	605	8,042	—	605	8,042	8,647	787	2/1/2010
Hudson, FL (2 facilities)	—	1,290	22,392	—	1,290	22,392	23,682	8,398	Various
Merritt Island, FL	—	701	8,869	—	701	8,869	9,570	6,351	10/17/1991
New Port Richey, FL	—	228	3,023	—	228	3,023	3,251	296	2/1/2010
Plant City, FL	—	405	8,777	—	405	8,777	9,182	6,495	10/17/1991
Stuart, FL	—	787	9,048	—	787	9,048	9,835	6,541	10/17/1991
Trenton, FL	—	851	11,312	—	851	11,312	12,163	1,108	2/1/2010
Grangeville, ID	—	122	2,491	—	122	2,491	2,613	1,163	8/13/1996
Glasgow, KY	—	33	2,110	—	33	2,110	2,143	1,850	10/17/1991
Greenfield, MA	—	370	4,341	—	370	4,341	4,711	38	8/30/2013
Holyoke, MA	—	110	943	—	110	943	1,053	9	8/30/2013
Quincy, MA	—	450	710	—	450	710	1,160	6	8/30/2013
Taunton, MA	—	900	5,906	—	900	5,906	6,806	52	8/30/2013
Desloge, MO	—	178	3,804	—	178	3,804	3,982	2,871	10/17/1991
Joplin, MO	—	175	4,034	—	175	4,034	4,209	2,404	10/17/1991
Kennett, MO	—	180	4,928	—	180	4,928	5,108	3,783	10/17/1991
Maryland Heights, MO	—	482	5,512	—	482	5,512	5,994	4,766	10/17/1991
St. Charles, MO	—	150	4,790	—	150	4,790	4,940	3,618	10/17/1991
Manchester, NH	—	790	20,077	—	790	20,077	20,867	173	8/30/2013
Epsom, NH	—	630	2,191	—	630	2,191	2,821	20	8/30/2013
Anderson, SC	—	308	4,643	—	308	4,643	4,951	3,894	10/17/1991
Greenwood, SC	—	222	3,457	—	222	3,457	3,679	2,861	10/17/1991
Laurens, SC	—	42	3,426	—	42	3,426	3,468	2,610	10/17/1991
Orangeburg, SC	—	300	3,715	—	300	3,715	4,015	537	9/25/2008
Athens, TN	—	38	1,463	—	38	1,463	1,501	1,305	10/17/1991
Chattanooga, TN	—	143	2,309	—	143	2,309	2,452	1,990	10/17/1991
Dickson, TN	—	90	3,541	—	90	3,541	3,631	2,732	10/17/1991
Franklin, TN	—	47	1,130	—	47	1,130	1,177	924	10/17/1991
Hendersonville, TN	—	363	3,837	—	363	3,837	4,200	2,569	10/17/1991
Johnson City, TN	—	85	1,918	—	85	1,918	2,003	1,751	10/17/1991
Lewisburg, TN (2 facilities)	—	46	994	—	46	994	1,040	914	10/17/1991

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2013
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
McMinnville, TN	—	73	3,618	—	73	3,618	3,691	2,739	10/17/1991
Milan, TN	—	41	1,826	—	41	1,826	1,867	1,501	10/17/1991
Pulaski, TN	—	53	3,921	—	53	3,921	3,974	2,987	10/17/1991
Lawrenceburg, TN	—	98	2,901	—	98	2,901	2,999	2,058	10/17/1991
Dunlap, TN	—	35	3,679	—	35	3,679	3,714	2,549	10/17/1991
Smithville, TN	—	35	3,816	—	35	3,816	3,851	2,823	10/18/1991
Somerville, TN	—	26	678	—	26	678	704	621	10/19/1991
Sparta, TN	—	80	1,602	—	80	1,602	1,682	1,268	10/20/1991
Canton, TX	—	420	12,330	—	420	12,330	12,750	273	4/18/2013
Corinth, TX	—	1,075	13,935	—	1,075	13,935	15,010	332	4/18/2013
Ennis, TX	—	986	9,025	—	986	9,025	10,011	694	10/31/2011
Greenville, TX	—	1,800	13,948	—	1,800	13,948	15,748	964	10/31/2011
Houston, TX (5 facilities)	—	3,818	63,921	—	3,818	63,921	67,739	8,308	Various
Kyle, TX	—	1,096	12,279	—	1,096	12,279	13,375	683	6/11/2012
Mesquite, TX	—	180	6,162	—	180	6,162	6,342	2,223	9/1/1998
Paris, TX	—	60	12,040	—	60	12,040	12,100	1,650	6/30/2009
San Antonio, TX	—	300	12,150	—	300	12,150	12,450	1,807	6/30/2009
Bristol, VA	—	176	2,511	—	176	2,511	2,687	1,903	10/17/1991
	—	24,150	384,200	—	24,150	384,200	408,350	117,861

Assisted Living Facilities
Rainbow City, AL	—	670	11,330	—	670	11,330	12,000	82	10/31/2013
Gilbert, AZ	—	451	3,142	79	451	3,221	3,672	1,190	12/31/1998
Glendale, AZ	—	387	3,823	57	387	3,880	4,267	1,444	12/31/1998
Tucson, AZ (2 facilities)	—	919	6,656	190	919	6,846	7,765	2,516	12/31/1998
Bartow, FL	—	225	3,192	—	225	3,192	3,417	299	11/30/2010
Lakeland, FL	—	250	3,167	—	250	3,167	3,417	298	11/30/2010
Maitland, FL	—	1,687	5,428	—	1,687	5,428	7,115	2,652	8/6/1996
St. Cloud, FL	—	307	3,117	—	307	3,117	3,424	293	11/30/2010
Greensboro, GA	—	572	4,849	—	572	4,849	5,421	312	9/15/2011
Ames, IA(C)	80,080	360	4,670	—	360	4,670	5,030	65	6/28/2013
Burlington, IA(C)	—	200	8,374	—	200	8,374	8,574	119	6/28/2013
Cedar Falls, IA	—	260	4,700	—	260	4,700	4,960	69	6/28/2013
Clinton, IA	—	133	3,215	—	133	3,215	3,348	304	6/30/2010
Ft. Dodge, IA(C)	—	100	7,208	—	100	7,208	7,308	99	6/28/2013
Iowa City, IA	—	297	2,725	—	297	2,725	3,022	296	6/30/2010
Marshalltown, IA(C)	—	240	6,208	—	240	6,208	6,448	87	6/28/2013
Muscatine, IA(C)	—	140	1,802	—	140	1,802	1,942	27	6/28/2013

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2013
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Urbandale, IA(C)	—	540	4,292	—	540	4,292	4,832	64	6/28/2013
Weiser, ID	—	20	2,433	—	20	2,433	2,453	64	12/21/2012
Bourbonnais, IL(C)	—	170	16,594	—	170	16,594	16,764	231	6/28/2013
Moline, IL(C)	—	250	5,630	—	250	5,630	5,880	80	6/28/2013
Peoria, IL	—	403	4,532	—	403	4,532	4,935	502	10/19/2009
Quincy, IL(C)	—	360	12,403	—	360	12,403	12,763	171	6/28/2013
Rockford, IL(C)	—	390	12,576	—	390	12,576	12,966	180	6/28/2013
Springfield, IL(C)	—	450	19,355	—	450	19,355	19,805	269	6/28/2013
Carmel, IN	—	579	2,133	—	579	2,133	2,712	—	Under Const.
Crawfordsville, IN(C)	—	300	3,134	—	300	3,134	3,434	46	6/28/2013
Crown Point, IN	—	791	7,020	—	791	7,020	7,811	20	10/30/2013
Greenwood, IN	—	463	6,810	—	463	6,810	7,273	18	11/7/2013
Lafayette, IN	—	546	4,583	—	546	4,583	5,129	430	6/30/2010
Wabash, IN	—	320	2,242	—	320	2,242	2,562	37	6/28/2013
Overland Park, KS	—	2,199	20,026	—	2,199	20,026	22,225	881	9/30/2012
Mission, KS	—	1,901	17,310	—	1,901	17,310	19,211	761	9/30/2012
Bastrop, LA	—	325	2,456	—	325	2,456	2,781	211	4/30/2011
Bossier City, LA	—	500	3,344	—	500	3,344	3,844	301	4/30/2011
Minden, LA	—	280	1,698	—	280	1,698	1,978	145	4/30/2011
West Monroe, LA	—	770	5,627	—	770	5,627	6,397	454	4/30/2011
Baltimore, MD	—	860	8,078	—	860	8,078	8,938	37	10/31/2013
Battle Creek, MI	—	398	3,093	—	398	3,093	3,491	356	10/19/2009
Lansing, MI	—	340	7,908	—	340	7,908	8,248	898	10/19/2009
Midland, MI	—	504	6,612	—	504	6,612	7,116	718	10/19/2009
Saginaw, MI	—	248	4,212	—	248	4,212	4,460	474	10/19/2009
Champlin, MN	—	980	4,430	—	980	4,430	5,410	509	3/10/2010
Hugo, MN	—	400	3,800	—	400	3,800	4,200	422	3/10/2010
Maplewood, MN	—	1,700	6,510	—	1,700	6,510	8,210	742	3/10/2010
North Branch, MN	—	595	2,985	—	595	2,985	3,580	371	3/10/2010
Grand Island, NE	—	370	5,029	—	370	5,029	5,399	71	6/28/2013
Lincoln, NE(C)	—	380	10,904	—	380	10,904	11,284	149	6/28/2013
Omaha, NE(C)	—	480	7,039	—	480	7,039	7,519	97	6/28/2013
Marysville, OH	—	1,250	13,950	—	1,250	13,950	15,200	212	7/1/2013
Ontario, OR (2 facilities)	—	428	6,128	—	428	6,128	6,556	162	12/21/2012
Conway, SC	—	344	2,877	94	344	2,971	3,315	1,095	12/31/1998
Gallatin, TN	—	326	2,277	61	326	2,338	2,664	861	3/31/1999
Kingsport, TN	—	354	2,568	66	354	2,634	2,988	973	12/31/1998
Tullahoma, TN	—	191	2,216	57	191	2,273	2,464	825	3/31/1999

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2013
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Beaver Dam, WI	—	210	20,149	—	210	20,149	20,359	581	12/21/2012
	80,080	29,113	358,569	604	29,113	359,173	388,286	24,570

Independent Living Facilities
Rogers, AR	—	1,470	26,641	—	1,470	26,641	28,111	—	12/23/2013
Fort Smith, AR	—	590	22,002	—	590	22,002	22,592	—	12/23/2013
Pinole, CA	—	1,020	18,055	—	1,020	18,055	19,075	—	12/23/2013
West Covina, CA	—	940	20,144	—	940	20,144	21,084	—	12/23/2013
Hemet, CA	—	1,250	12,802	—	1,250	12,802	14,052	—	12/23/2013
Fresno, CA	—	420	11,628	—	420	11,628	12,048	—	12/23/2013
Merced, CA	—	350	18,226	—	350	18,226	18,576	—	12/23/2013
Roseville, CA	—	630	30,497	—	630	30,497	31,127	—	12/23/2013
Modesto, CA	—	1,170	21,922	—	1,170	21,922	23,092	—	12/23/2013
Athens, GA	—	910	32,225	—	910	32,225	33,135	—	12/23/2013
Columbus, GA	—	570	9,469	—	570	9,469	10,039	—	12/23/2013
Savannah, GA	—	1,200	16,368	—	1,200	16,368	17,568	—	12/23/2013
Boise, ID	—	400	12,652	—	400	12,652	13,052	—	12/23/2013
Fort Wayne, IN	—	310	13,747	—	310	13,747	14,057	—	12/23/2013
Kenner, LA	—	310	26,803	—	310	26,803	27,113	—	12/23/2013
St. Charles, MO	—	344	3,181	—	344	3,181	3,525	2,229	10/17/1991
Voorhees, NJ	—	670	22,926	—	670	22,926	23,596	—	12/23/2013
Gahanna, OH	—	920	23,176	—	920	23,176	24,096	—	12/23/2013
Broken Arrow, OK	—	2,660	18,416	—	2,660	18,416	21,076	—	12/23/2013
Newberg, OR	—	1,080	18,999	—	1,080	18,999	20,079	—	12/23/2013
Myrtle Beach, SC	—	1,310	25,295	—	1,310	25,295	26,605	—	12/23/2013
Greenville, SC	—	560	16,508	—	560	16,508	17,068	—	12/23/2013
Johnson City, TN	—	55	4,077	—	55	4,077	4,132	2,492	10/17/1991
Chattanooga, TN	—	9	1,567	—	9	1,567	1,576	1,112	10/17/1991
Bellevue, WA	—	780	17,794	—	780	17,794	18,574	—	12/23/2013
Vancouver, WA (2 facilities)	—	1,740	21,850	—	1,740	21,850	23,590	—	12/23/2013
Yakima, WA	—	440	13,114	—	440	13,114	13,554	—	12/23/2013
	—	22,108	480,084	—	22,108	480,084	502,192	5,833

Senior Living Campuses
Loma Linda, CA	—	1,200	10,800	—	1,200	10,800	12,000	381	9/28/2012
Nampa, ID	—	243	4,182	—	243	4,182	4,425	1,931	8/13/1996
Maitland, FL	—	2,317	9,161	—	2,317	9,161	11,478	5,218	8/6/1996
West Palm Beach, FL	—	2,771	4,286	—	2,771	4,286	7,057	3,579	8/6/1996

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2013
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Silverdale, WA	—	1,750	23,860	2,166	1,750	26,026	27,776	906	8/16/2012
	—	8,281	52,289	2,166	8,281	54,455	62,736	12,015

Medical Office Buildings
Crestview, FL	—	165	3,349	—	165	3,349	3,514	2,131	6/30/1993
Pasadena, TX	—	631	6,341	—	631	6,341	6,972	4,170	1/1/1995
	—	796	9,690	—	796	9,690	10,486	6,301

Hospitals
La Mesa, CA	—	4,180	8,320	—	4,180	8,320	12,500	1,175	3/10/2010
Jackson, KY	—	540	10,163	5,838	540	16,001	16,541	5,813	6/12/1992
Murfreesboro, TN	—	2,444	17,585	—	2,444	17,585	20,029	548	10/1/2012
	—	7,164	36,068	5,838	7,164	41,906	49,070	7,536
Total continuing operations properties	80,080	91,612	1,320,900	8,608	91,612	1,329,508	1,421,120	174,116
Corporate office	—	158	677	47	158	724	882	146
	$80,080	$91,770	$1,321,577	$8,655	$91,770	$1,330,232	$1,422,002	$174,262

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
(A) See the notes to the consolidated financial statements.
(B) Depreciation is calculated using estimated useful lives up to P40Y0M0D years for all completed facilities.
(C) These properties are encumbered by a mortgage with an outstanding balance of $80,080,000 at December 31, 2013.
(D) Subsequent to NHC's transfer of the original real estate properties in 1991, we have purchased from NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included as Initial Cost to Company.
(E) At December 31, 2013, the tax basis of the Company's net real estate assets was $1,416,573.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011
(in thousands)
	December 31,
	2013	2012	2011
Investment in Real Estate:
Balance at beginning of period	$698,536	$541,493	$463,197
Additions through cash expenditures	654,670	110,601	75,806
Additions through increase in accounts payable	3,086	—	—
Additions through contingent liabilities	1,600	—	5,478
Additions through assumption of debt	80,528	19,250	—
Additions through conveyance of noncontrolling interest	—	10,964	—
Additions through settlement of mortgage note	13,741	—	—
Sale of properties for cash	(30,159)	(17,259)	(2,988)
Reclassification from assets held for sale, net	—	39,323	—
Reclassification to assets held for sale, net	—	(5,836)	—
Balance at end of period	$1,422,002	$698,536	$541,493

Accumulated Depreciation:
Balance at beginning of period	$163,146	$146,698	$135,543
Addition charged to costs and expenses	20,658	16,981	11,992
Sale of properties	(9,542)	(6,250)	(837)
Reclassification from assets held for sale, net	—	9,942	—
Reclassification to assets held for sale	—	(4,225)	—
Balance at end of period	$174,262	$163,146	$146,698

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2013
			Monthly				Amount Subject To
	Interest	Maturity	Payment	Prior	Original	Carrying	Delinquent Principal
	Rate	Date	Terms	Liens	Face Amount	Amount	or Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Grundy, VA	8.0%	2032	$31,000		$4,396	$3,172
Virginia Beach, VA	8.0%	2031	$31,000		3,814	2,867
Lexington, VA	8.0%	2032	$21,000		3,089	2,035
Brookneal, VA	8.0%	2031	$21,000		2,780	2,007
Laurel Fork, VA	8.0%	2030	$20,000		2,672	1,948
Front Royal, VA	9.6%	2027	$22,000		2,367	1,645

Assisted living facility in Owatonna, MN	7.5%	2018	$38,000		5,033	3,713

Construction Loan:
Transitional rehabilitation center in Mesa, Arizona	10.0%	2015	Interest Only		13,870	11,870

Second Mortgages:
Skilled nursing facility in Georgetown, TX	14.0%	2015	Interest Only		1,000	1,000

Assisted living facilities:
Ocala, FL	13.0%	2014	Interest Only		2,500	2,500
Naples, FL	12.0%	2016	Interest Only		2,500	1,369
Assisted living facility with carrying amount less than 3% of total carrying amount of mortgages	12.0%	2014				800

						$34,926	$—

See the notes to our consolidated financial statements for more information on our mortgage loan receivables.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011
(in thousands)
	December 31,
	2013	2012	2011
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$68,214	$78,672	$75,465
Additions:
New mortgage loans	1,369	—	6,566
Interest accrued on construction loan	—	—	1,082
Total Additions	1,369	—	7,648

Deductions:
Settlement of mortgage note by real estate acquisition	13,741	—	—
Impairment of mortgage note	4,037	2,300	—
Collection of principal, less recoveries of previous write-downs	16,879	8,158	4,441
Total Deductions	34,657	10,458	4,441

Balance at end of period	$34,926	$68,214	$78,672